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                                                                  Exhibit (a)(4)

                                 TNE FUNDS TRUST

                 Amendment No. 3 to Second Amended and Restated
                       Agreement and Declaration of Trust

         The undersigned, being at least a majority of the Trustees of TNE Funds Trust (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Second Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1 and 2 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

         WHEREAS, Section 8 of Article VIII of the Declaration of Trust provides that the Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees when authorized so to do by a majority of the Shares entitled to vote;

         WHEREAS, Section 6(e) of Article III of the Declaration of Trust provides that the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected;

         WHEREAS, a majority of the Shares of the Trust's TNE High Income Fund series have authorized the Trustees to amend the Declaration of Trust to permit such Series to issue one or more classes of shares of such Series having such preferences or special or relative rights and privileges as the Trustees may determine;

         WHEREAS, Section 6 of Article III of the Declaration of Trust further provides that each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in such Section 6, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares; and

         WHEREAS, the Declaration of Trust currently designates each of TNE Massachusetts Tax Free Income Fund, TNE Adjustable Rate U.S. Government Fund, TNE Growth Opportunities Fund, TNE Intermediate Term Tax Free Fund of California and TNE Intermediate Tax Free Fund of New York as a Multi-Class Series;

         NOW, THEREFORE, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) TNE Massachusetts Tax Free Income Fund, (2) TNE High Income Fund, (3) TNE Limited Term U.S. Government Fund (formerly named TNE Premium Income Fund), (4) TNE Adjustable Rate U.S. Government Fund,
         (5) TNE Growth Opportunities Fund, (6) TNE Intermediate Term Tax Free Fund of California and (7) TNE Intermediate Term Tax Free Fund of New York; and the following Series shall be, and hereby are, designated Multi-Class Series: TNE Massachusetts Tax Free Income Fund, TNE High Income Fund, TNE Adjustable Rate U.S. Government Fund, TNE Growth Opportunities Fund, TNE Intermediate Term Tax Free Fund of California and TNE Intermediate Term Tax Free Fund of New York.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.



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         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of this 22nd day of September 1993.


                                               /s/ Henry L.P. Schmelzer
                                                   ------------------------
                                                   Henry L. P. Schmelzer

/s/ Kenneth J. Cowan                           /s/ James H. Scott
    -------------------------------                ------------------------
    Kenneth J. Cowan                               James H. Scott


/s/ Joseph M. Hinchey                          /s/ John A. Shane
    -------------------------------                ------------------------
    Joseph M. Hinchey                              John A. Shane

/s/ Richard S. Humphrey, Jr.                   /s/ Joseph F. Turley
    -------------------------------                ------------------------
    Richard S. Humphrey, Jr.                       Joseph F. Turley

/s/ Robert B. Kittredge                        /s/ Peter S. Voss
    -------------------------------                ------------------------
    Robert B. Kittredge                            Peter S. Voss

/s/ Laurens MacLure                            /s/ Pendleton P. White
    -------------------------------                ------------------------
    Laurens MacLure                                Pendleton P. White

/s/ Sandra O. Moose
    -------------------------------
    Sandra O. Moose